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                                                                   Exhibit 10.19

                            AMENDMENT NO. 1 TO THE
              RENAL CARE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN


        The Renal Care Group, Inc. Employee Stock Purchase Plan (the "Plan") be and hereby is amended as follows:

        1. Section 1.1 of the Plan is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        1.1.    "Anniversary Date" shall mean January 1 of each year.

        2. Section 1.14 of the Plan is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        1.14. "Normal Monthly Pay" for purposes of determining the amount of a Participant's contributions for any Plan Year shall be (i) for hourly paid Employees an amount computed by annualizing the Participant's hourly base pay and his regular scheduled hours of work as of December 1 of the preceding Plan Year and dividing by twelve (12), and (ii) for salaried employees, their regular monthly base pay as of December 1 of the preceding Plan Year. For purposes of computing a Participant's "Normal Monthly Pay" for contributions during the first Plan Year, a Participant's hourly base pay and regular scheduled hours of regular monthly base pay as applicable shall be determined as of the later of (i) February 6, 1996, or (ii) his date of employment.

        3. Section 1.19 of the Plan is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        1.19. "Plan Year" shall mean a twelve (12) month period beginning on the first day of January and ending on the last day of December of each year; provided, however, that in the year of adoption, Plan Year shall mean the period commencing on the Effective Date and ending on the last day of December, 1996.

        4. Section 3.1 of the Plan is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        3.1. Every Employee who becomes an Employee during the first Plan Year (i.e., the Plan Year beginning on the Effective Date) and whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate as of the date he or she first becomes an Employee. Every other Employee whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate as of any Anniversary

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Date coincident with or immediately following his completion of at least six
(6) months of Continuous Service. An Employee shall not be eligible to participate, however, if immediately after the Options are granted such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Sponsoring Employer or a subsidiary corporation or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code). For purposes of this paragraph, the ownership attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other plan or agreement) shall be treated as stock owned by the Employee.

        5. Section 4.2 of the Plan is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        4.2. With respect to the first Plan Year only, in addition to or in lieu of payroll contributions, a Participant may make cash contributions to his or her Contribution Account, which, together with any payroll contributions during the first Plan Year, do not exceed the product of (i) 10% of the Participant's Normal Monthly Pay, and (ii) the number of partial or full months in the first Plan Year (i.e., eleven). An election to make a cash contribution shall be in writing on such form as provided by the Committee, and must be received by the Employer no later than December 31, 1996. For all purposes of this Plan, a Participant's cash contributions shall be allocated to and deemed a part of the Participant's Contribution Account. No interest shall accrue or be paid on any cash contributions under the Plan.

        6. Section 5.2 of the Plan is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        5.2. The Issue Price of the Sponsoring Employer Stock under this Plan shall be equal to the lesser of: (i) eighty-five percent (85%) of the Market Price on the Exercise Date of each Plan Year; or (ii) eighty-five percent (85%) of the Market Price on the Grant Date of each Plan Year. The Issue Price is subject, however, to a "Minimum Issue Price" for each Plan Year. The "Minimum Issue Price" for any Plan Year shall be the book value of the Sponsoring Employer Stock as of the December 31 for the calendar year preceding the calendar year during which the Grant Date for the Plan Year occurs. Notwithstanding any provision to the contrary, if the Issue Price for any Plan Year is less than the Minimum Issue Price, the Options granted for that Plan Year shall be considered null and void and the payroll deductions credited to the Participant's Contribution Account shall be returned to the Participant.


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        7.      Except as amended hereby, the Plan shall be and remain in full force and effect.

        Executed this 15th day of August, 1996.

                                                RENAL CARE GROUP, INC.


                                                By:   /s/ Ronald Hinds
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